CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the ConSyGen, Inc. 2000 Combination Stock Option Plan of our report dated July 17, 1998 with respect to the consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the year ended May 31, 1998 of ConSyGen, Inc. (a Texas corporation) included in its Annual Report on Form 10-KSB/A2 for the year ended May 31, 1999, filed with the Securities and Exchange Commission.


                               /s/ WOLINETZ, GOTTLIEB & LAFAZAN, P.C.


Rockville Centre, New York
May 3, 2000